Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A4 of our report dated December 6, 2022, relating to the financial statements of Elephant Oil Corp. for the years ended June 30, 2022 and 2021 and to all references to our firm included in this Registration Statement.

/s/ BFA Borgers CPA PC

Certified Public Accountants

Lakewood, CO

December 6, 2022